                                                                    EXHIBIT 99.1

(O'CHARLEY'S INC. LOGO)
NEWS RELEASE


CONTACTS  Lawrence E. Hyatt                                 Gene Marbach
          Chief Financial Officer                           Investor Relations
          O'Charley's Inc.                                  Makovsky + Company
          (615) 782-8818                                    (212) 508-9600

        O'CHARLEY'S INC. REPORTS RESULTS FOR THIRD QUARTER OF FISCAL 2005

  COMPANY ANNOUNCES PLANS TO CLOSE SIX UNDER-PERFORMING O'CHARLEY'S RESTAURANTS
                  AND REDUCE NEW RESTAURANT DEVELOPMENT IN 2006

NASHVILLE, Tenn. (October 27, 2005) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today reported revenues and earnings per share for the 12-week and 40-week periods ended October 2, 2005 as well as its outlook for the fourth quarter. The Company also announced plans to close six underperforming O'Charley's restaurants, and to reduce development of new Company-operated restaurants in 2006.

FINANCIAL AND OPERATING HIGHLIGHTS

     o Revenue for the third quarter of fiscal 2005 increased 5.7% to $211.8 million from $200.3 million in the third quarter of fiscal 2004. Same store sales for the third quarter declined by 1.5% at O'Charley's Restaurants, were flat at Ninety Nine Restaurant and Pub, and increased by 1.5% at Stoney River Legendary Steaks.

     o Subsequent to the end of the third quarter, the Company decided to close six underperforming O'Charley's restaurants by the end of the year and to sell a corporate aircraft. The Company also recorded impairment charges for two O'Charley's restaurants that will remain open, and for the O'Charley's restaurant in Biloxi, Mississippi that was destroyed by Hurricane Katrina. Total charges relating to asset impairment and disposals in the third quarter reduced earnings by $0.20 per diluted share.

     o For the fiscal third quarter, the loss from operations was $4.9 million, or 2.3% of revenue, and included charges of $7.1 million, or 3.4% of revenue for asset impairment and disposals. In comparison, income from operations in the third quarter of 2004 was $9.1 million, or 4.5% of revenue. Expressed as a percentage of restaurant sales, cost of food and beverage in the quarter was flat with the prior-year period, while payroll and benefits costs and restaurant operating costs were higher. Results for the third quarter reflect a year-over-year increase in hourly benefit plan costs of $0.04 per diluted share.

     o The Company reported a third quarter net loss of $4.7 million, or $0.20 per diluted share, compared with net earnings of $4.1 million, or $0.18 per diluted share, in the prior-year period. The results for the third quarter of 2005 include the impact of $0.20 per diluted share for asset impairment and disposal charges; and $0.02 per diluted share for the direct impact of Hurricane Katrina, including estimated lost sales at the 13 directly-impacted O'Charley's restaurants,

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            3038 Sidco Drive o Nashville, TN 37204 o (615) 256-8500
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CHUX Reports Results for Third Quarter of 2005
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October 27, 2005


          uninsured property losses, and the cost of providing assistance to impacted employees and communities. Results for the quarter also reflect $0.02 per diluted share for severance and project-related expenses associated with the Company's previously announced financial systems conversion project. Increased interest rates impacted year-over-year comparisons in the third quarter by $0.01 per diluted share.

     o The effective tax rate applied to the pretax loss in the third quarter of 2005 was 44.6%, compared with a tax rate of 30.6% in the prior-year period. Based upon its year-to-date and anticipated fourth quarter results, the Company estimates that its effective tax rate for the 2005 fiscal year will be 18.7%. Since this is lower than the estimated tax rate of 29.0% applied to pretax profit in the first and second quarters, the income tax provision for the third quarter includes a change in estimate of $1.1 million, or $0.05 per diluted share to adjust the year-to-date amount.

     o For the 40-week period ended October 2, 2005, revenue increased 7.1% to $716.5 million from $669.2 million in the same period last year. Income from operations was $24.4 million, or 3.4% of revenue, compared with $35.0 million, or 5.2% of revenue, in the prior year. Net earnings for the 40-week period were $10.4 million, or $0.45 per diluted share, compared with $16.8 million, or $0.74 per diluted share, in the same period last year.

     o As part of its strategic planning process and its focus on improving results in its existing restaurants, the Company announced that it plans to develop and open fewer restaurants in 2006 than it will open in 2005. The Company currently plans to open between 2 and 5 new O'Charley's company-operated restaurants, between 7 and 10 new Ninety Nine restaurants, and 2 or 3 new Stoney River restaurants. In comparison, the Company expects to have opened 12 or 13 new company-operated O'Charley's restaurants, 9 or 10 new Ninety Nine restaurants, and one new Stoney River restaurant in 2005.

          Gregory L. Burns, chairman and chief executive officer of O'Charley's Inc. stated, "I am very disappointed by the results for the quarter. While there were a number of factors beyond our control during the quarter, most notably the disruptions caused by Hurricane Katrina and the impact of higher interest rates and gasoline prices on consumers, we are devoting our efforts to fixing those things that are within our control. We have three great concepts that when properly executed should be able to overcome the kind of challenges we saw this quarter. In the coming days and months I expect us to address our operational issues and focus on improving profitability at our existing restaurants. Therefore, I have decided to close six unprofitable restaurants that were a distraction to our management, and to significantly decrease our O'Charley's new restaurant development.

          "As I have noted in the past, we are in the process of completing our strategic planning process. Once finalized, the initiatives developed through this process will be aimed at improving the productivity and operational aspects of our restaurants, enhancing the guest experience and service, and strengthening our management team. We have made considerable progress in a number of those areas. For example, we are reviewing various plans to reconfigure our restaurants to improve productivity. We have fully implemented our guest satisfaction index system and have witnessed improvements in guest responses. We recently hired Randy Harris as Chief Human Resources Officer, and he is working closely with me to strengthen our management team, and improve our recruiting, training, and compensation programs. The goals of these and the other initiatives that come from our strategic planning process are to build sales momentum and increase the frequency of guest visits."


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CHUX Reports Results for Third Quarter of 2005
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October 27, 2005


O'CHARLEY'S RESTAURANTS

Restaurant sales for O'Charley's increased 1.6% to $137.0 million for the third quarter, reflecting the net addition of 9 new company-operated restaurants since the third quarter of 2004. The same store sales decrease of 1.5% was comprised of a 0.9% decline in customer counts and a 0.6% decrease in average check. Average check for company-operated stores in the third quarter was $11.36. Three new company-operated O'Charley's restaurants opened during the third quarter and one store was completely destroyed by Hurricane Katrina, bringing the total number of company-operated O'Charley's restaurants to 228 at the end of the quarter. The O'Charley's franchising and joint venture program continued to show momentum, with the opening of one new franchised restaurant and one new joint venture restaurant in the quarter, bringing the total number of franchised and joint venture restaurants to 6 at the end of the quarter.

          Commenting on results for the O'Charley's concept, Mr. Burns stated, "We are grateful that we did not lose any members of the O'Charley's team as a result of Hurricane Katrina and we are quite proud of them for their efforts in quickly reopening 12 of the 13 restaurants that were impacted by the storm. Like many of our competitors, we continue to see particular softness in sales in our Midwestern restaurants. During the third quarter, we also saw same store sales increases at our Gulf Coast restaurants apparently due to post-Katrina activity. The overall decline in same store sales put pressure on O'Charley's operating margins. Increased payroll and benefits costs as a percent of sales were caused by declines in productivity, and higher wage and benefit costs per hour. Restaurant operating expenses increased as a percent of sales due to higher packaging and utility costs, and higher repair and maintenance costs due to the hurricane. The decision to close six underperforming stores, while difficult for the team members involved, is necessary to focus our management efforts on building sales and improving margins.

          "We continue to enhance the guest experience at O'Charley's, and are pleased with the improvement we have seen in guest satisfaction scores since the beginning of the year. We do understand the challenges that consumers are facing with higher energy and gasoline prices. During the fourth quarter we are going to reinforce the great value we offer our guests by promoting a number of menu items that have proven to be very popular. Our marketing message will highlight the value in the O'Charley's menu, and selectively use value promotions in certain markets."


NINETY NINE RESTAURANT & PUB RESTAURANTS

          Restaurant sales for Ninety Nine increased 13.0% to $66.2 million in the third quarter, reflecting the addition of 12 new restaurants since the third quarter of 2004. Same store sales were flat in the quarter, and consisted of a 1.9% increase in customer counts offset by a 1.9% decrease in average check. Average check for Ninety Nine in the third quarter was $13.65. Five new Ninety Nine restaurants opened during the third quarter bringing the total number of Ninety Nine restaurants to 107 at the end of the quarter.

          Mr. Burns stated, "Generating positive guest counts at Ninety Nine was a primary focus for us this year, and we are pleased with the increases achieved at Ninety Nine in a difficult consumer environment. In fact, we believe Ninety Nine had the highest customer count increases of any casual dining restaurant chain in the New England market. Average check declined for a number of reasons, including a


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CHUX Reports Results for Third Quarter of 2005
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October 27, 2005


continued decline in alcoholic beverage mix, the elimination of higher-priced promotions from the prior year, and the popularity of new, lower-priced items on Ninety-Nine's new menu. The decline in average check put pressure on Ninety Nine's operating margins, particularly wage and benefit and restaurant operating expenses."

          "We understand that the New England consumer is faced with the prospect of significantly higher utility costs. Therefore, for the balance of the year, similar to O'Charley's, we intend to focus on the great value in the Ninety Nine menu through limited time promotions, family value meals and customer incentives."

STONEY RIVER LEGENDARY STEAKS RESTAURANTS

          Third quarter sales for Stoney River Legendary Steaks increased 1.5% to $5.2 million with all six restaurants in operation included in the same store sales base for the quarter. The sales increase consisted of a 1.0% decrease in customer counts and a 2.5% increase in average check to $40.18. The Company opened a new Stoney River restaurant in suburban Columbus, Ohio after the end of the quarter, and has broken ground on a new location in the West End area of Nashville, Tennessee, which is projected to open in early 2006. The new Stoney River restaurants are the first additions to the concept since 2002. The Company expects that the restarting of Stoney River restaurant development will require preopening, training, and other expenses of approximately $1.0 million in fiscal 2005, of which $0.3 million was incurred in the third quarter.

          Mr. Burns added, "We continue to be pleased with Stoney River's performance in terms of same store sales and operational improvements, and believe that the concept has established a unique position in the upscale steakhouse segment. We are excited about the recent opening of the Dublin, Ohio, restaurant and our second location in Nashville planned for early 2006. Based on the local market reception we have already received for both stores, we believe these will be excellent markets for Stoney River and a good start for continued development of the concept."

OUTLOOK FOR FOURTH QUARTER AND FULL YEAR

          The Company stated that it expects to report net earnings per diluted share of between $0.02 and $0.07 for the 12 weeks ending December 25, 2005, and net earnings per diluted share of between $0.47 and $0.52 for the full fiscal year ending December 25, 2005. Projected results for the fourth quarter are based upon anticipated same store sales declines of between 0% and 2% for the O'Charley's concept, same store sales increases of between 0% and 2% for the Ninety Nine concept, and continued pressure on operating margins. The Company projects an effective tax rate of 18.7% for the full fiscal year, compared with 28.6% in 2004, and interest expense between $15.0 million and $16.0 million for the year, compared with $13.5 million in the 2004 fiscal year. The Company's guidance does not reflect any impact for restructuring or other charges relating to decisions that the Company may make in the fourth quarter as part of its turnaround efforts.

          Mr. Burns concluded, "During the third quarter, we saw the impact that hurricanes, high gasoline prices and the resulting economic uncertainty can have on consumer spending in our restaurants. We continue to be concerned about these trends as we enter the fourth quarter and the holiday season. However, even during challenging times I expect our company to execute all of our concepts at the highest level, which means both growing sales and improving margins. We remain committed to



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CHUX Reports Results for Third Quarter of 2005
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October 27, 2005


completing and implementing our strategic plan, which I believe will lead to a turnaround in our performance. The steps we have announced today, including the closing of six underperforming restaurants and the reduction of new restaurant development in 2006, are evidence of our commitment to improve our core business, drive sales and profitability and maximize shareholder value. We are confident that the steps we are taking today as well as those we plan to take in the future will make O'Charley's Inc. a better company for our team members, guests and shareholders."

INVESTOR CONFERENCE CALL AND WEB SIMULCAST

          O'Charley's Inc. will conduct a conference call on its third quarter earnings release on October 27, 2005, at 11:00 a.m. EDT. The number to call for this interactive teleconference is (973) 582-2952. A replay of the conference call will be available through November 4, 2005, by dialing (973) 341-3080 and entering the confirmation number 6605765.

          The live broadcast of O'Charley's conference call will be available online at the Company's website, www.ocharleysinc.com, as well as www.streetevents.com and www.earnings.com on October 27, 2005, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue through November 4, 2005.

ABOUT O'CHARLEY'S INC.

O'Charley's Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 350 restaurants under three brands: O'Charley's, Ninety Nine Restaurant and Pub, and Stoney River Legendary Steaks. The Company operates 230 company-owned O'Charley's restaurants in 16 states in the Southeast and Midwest, and has four franchised O'Charley's restaurants in Michigan and two joint venture O'Charley's restaurants in Louisiana. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company operates Ninety Nine Restaurant & Pub restaurants in 107 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Company operates seven Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky, Ohio and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

FORWARD LOOKING STATEMENT

          This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to the finalization of the Company's third fiscal quarter financial and accounting procedures, and may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to increase operating margins and increase same store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results of operations; the Company's ability to sell closed restaurants and other surplus assets; the possible adverse effect on our sales of any


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CHUX Reports Results for Third Quarter of 2005
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October 27, 2005


decrease in consumer spending; the effect of increased competition; the impact on our results of operations of restarting development of our StoneyRiver concept, and the other risks described in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



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
                        O'CHARLEY'S INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
               12 WEEKS ENDED OCTOBER 2, 2005 AND OCTOBER 3, 2004

                                                                    2005                       2004
                                                         --------------------------   ----------------------
                                                                  (in thousands, except per share data)
Revenues:
    Restaurant sales                                         $209,278         98.8%      $198,694      99.2%
    Commissary sales                                            2,381          1.1%         1,518       0.8%
    Franchise revenue                                             100          0.1%            65       0.0%
                                                         --------------------------   ----------------------
                                                              211,759        100.0%       200,277     100.0%
Costs and Expenses:
    Cost of restaurant sales:
       Cost of food and beverage                               63,991         30.6%        60,859      30.6%
       Payroll and benefits                                    74,646         35.7%        65,798      33.1%
       Restaurant operating costs                              40,824         19.5%        37,224      18.7%
    Cost of commissary sales                                    1,940          0.9%         1,435       0.7%
    Advertising expenses                                        6,186          2.9%         6,083       3.0%
    General and administrative expenses                         9,539          4.5%         8,595       4.3%
    Depreciation and amortization                              10,192          4.8%         9,401       4.7%
    Asset impairment and disposals                              7,138          3.4%            65       0.0%
    Pre-opening costs                                           2,188          1.0%         1,739       0.9%
                                                         -------------                ------------
                                                              216,644        102.3%       191,199      95.5%
                                                         --------------------------   ----------------------

(Loss)/Income from Operations                                 (4,885)        (2.3%)         9,078       4.5%

Other (Income)/Expense:
    Interest expense, net                                       3,580          1.7%         3,159       1.6%
    Other, net                                                    (1)          0.0%             0       0.0%
                                                         --------------------------   ----------------------
                                                                3,579          1.7%         3,159       1.6%
                                                         --------------------------   ----------------------

(Loss)/Earnings Before Income Taxes                           (8,464)        (4.0%)         5,919       3.0%

Income Tax (Benefit)/Expense                                  (3,775)        (1.8%)         1,812       0.9%
                                                         --------------------------   ----------------------

Net (Loss)/Earnings                                          ($4,689)        (2.2%)        $4,107       2.1%
                                                         ==========================   ======================


Basic (Loss)/Earnings per Share:
    (Loss)/Earnings per Common Share                          ($0.20)                       $0.18
                                                         =============                ============
    Weighted Average Common Shares Outstanding                 22,909                      22,347
                                                         =============                ============


Diluted (Loss)/Earnings per Share:
    (Loss)/Earnings per Common Share                          ($0.20)                       $0.18
                                                         =============                ============
    Weighted Average Common Shares Outstanding                 22,909                      22,636
                                                         =============                ============

                        O'CHARLEY'S INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
               40 WEEKS ENDED OCTOBER 2, 2005 AND OCTOBER 3, 2004


                                                                    2005                       2004
                                                         --------------------------   ----------------------
                                                                  (in thousands, except per share data)
Revenues:
    Restaurant sales                                         $709,472         99.0%      $663,344      99.1%
    Commissary sales                                            6,737          0.9%         5,766       0.9%
    Franchise revenue                                             290          0.1%            65       0.0%
                                                         --------------------------   ----------------------
                                                              716,499        100.0%       669,175     100.0%
Costs and Expenses:
    Cost of restaurant sales:
         Cost of food and beverage                            213,722         30.1%       202,314      30.5%
         Payroll and benefits                                 245,347         34.6%       222,937      33.6%
         Restaurant operating costs                           131,021         18.5%       120,522      18.2%
    Cost of commissary sales                                    5,819          0.8%         5,446       0.8%
    Advertising expenses                                       20,049          2.8%        20,312       3.0%
    General and administrative expenses                        30,962          4.3%        27,720       4.1%
    Depreciation and amortization                              33,363          4.7%        30,107       4.5%
    Asset impairment and disposals                              7,195          1.0%            16       0.0%
    Pre-opening costs                                           4,585          0.6%         4,822       0.7%
                                                         -------------                -----------
                                                              692,063         96.6%       634,196      94.8%
                                                         --------------------------   ----------------------

Income from Operations                                         24,436          3.4%        34,979       5.2%

Other Expense/(Income):
    Interest expense, net                                      11,619          1.6%        10,250       1.5%
    Other, net                                                     42          0.0%           (2)       0.0%
                                                         --------------------------   ----------------------
                                                               11,661          1.6%        10,248       1.5%
                                                         --------------------------   ----------------------

Earnings Before Income Taxes                                   12,775          1.8%        24,731       3.7%

Income Taxes                                                    2,384          0.3%         7,954       1.2%
                                                         --------------------------   ----------------------

Net Earnings                                                  $10,391          1.5%       $16,777       2.5%
                                                         ==========================   ======================


Basic Earnings per Share:
    Net Earnings                                                $0.46                       $0.75
                                                         =====================        ============
    Weighted Average Shares Outstanding                        22,797                      22,246
                                                         =====================        ============

Diluted Earnings per Share:
    Net Earnings                                                $0.45                       $0.74
                                                         =====================        ============
    Weighted Average Shares Outstanding                        23,109                      22,618
                                                         =====================        ============